Morgan Stanley Health Sciences Trust
                     Item 77(o) 10f-3 Transactions
                    January 1, 2002 - June 30, 2002

Security Date of    Price    Shares  %of     Total         Purcha   Broker
         Purchase   Of       Purcha  Assets  Issued        sed
                    Shares   sed                           By
                                                           Fund
Alcon,   03/20/02   $33.00   67,500  0.152%  $2,301,750,0  0.097%    CIBC
Inc.                                              00                Capita
                                                                    l Mkts